UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                    July 1, 2014

Lakes Entertainment, Inc.

_____________________________________________

(Exact name of registrant as specified in its charter)

Minnesota ____________________ (State or other jurisdiction of incorporation)	0-24993 ____________________ (Commission File Number)	41-1913991 ______________ (IRS Employer Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota ___________________________________________ (Address of principal executive offices) Registrant’s telephone number, including area code:	55305 ________ (Zip Code) (952) 449-9092

Not Applicable

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

The annual meeting of shareholders of Lakes Entertainment, Inc. (“Lakes”) will be held at 3:00 p.m. local time on September 9, 2014 at the Lakes corporate offices, 130 Cheshire Lane, Minnetonka, Minnesota 55305.

To be eligible to include a shareholder proposal in our proxy statement for the September 9, 2014 meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, Lakes must receive the proposal on or before July 11, 2014. Under our bylaws, a shareholder is eligible to submit a shareholder proposal outside the process of Rule 14a-8 if the shareholder is of record as of the record date for the annual meeting, which record date is July 14, 2014. The shareholder also must provide timely notice of the proposal to Lakes. To be timely under the bylaws, Lakes must receive advance notice of the proposal by July 11, 2014. Any shareholder proposal notice must comply with the content and other requirements for such notices specified in our bylaws. All written proposals should be submitted to Timothy J. Cope, President, Chief Financial Officer and Treasurer, 130 Cheshire Lane, Minnetonka, Minnesota 55305.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: July 1, 2014	/s/ Timothy J. Cope
Name: Timothy J. Cope Title: President and Chief Financial Officer